EXHIBIT 99.1

                                    AGREEMENT


         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of
Dairy Mart Convenience Stores, Inc. or any subsequent acquisitions or dispositions of equity securities of Dairy Mart Convenience Stores, Inc. by any of the undersigned.

Dated:  January 13, 2000


                               THISTLE INVESTMENT, LLC


                               By: /s/ Timothy G. Caffrey
                                   ---------------------------------
                                       Timothy G. Caffrey
                                       Manager




                               DORSEY R. GARDNER

                               By: /s/ Timothy G. Caffrey
                                   ---------------------------------
                                       Timothy G. Caffrey, Attorney-in-Fact


                                  /s/ Timothy G. Caffrey
                                  ----------------------------------
                                      Timothy G. Caffrey